AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON AUGUST 5, 1996           FILE NO. 33-_______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                      FORM
                                       S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             BANKAMERICA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                             94-1681731
           (STATE OR OTHER JURISDICTION            (I.R.S. EMPLOYER
          OF INCORPORATION OR ORGANIZATION)        IDENTIFICATION NO.)

                             BANK OF AMERICA CENTER
                              555 CALIFORNIA STREET
                         SAN FRANCISCO, CALIFORNIA 94104
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             BANKAMERICA CORPORATION
                           1992 MANAGEMENT STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                                 CHERYL SOROKIN
                             BANKAMERICA CORPORATION
                             BANK OF AMERICA CENTER
                              555 CALIFORNIA STREET
                         SAN FRANCISCO, CALIFORNIA 94104
                             TELEPHONE: 415/622-3530
                       (NAME, ADDRESS AND TELEPHONE NUMBER
                              OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE
================================================================================
TITLE OF SECURITIES  AMOUNT TO BE  PROPOSED        PROPOSED       AMOUNT OF
TO BE REGISTERED     REGISTERED    MAXIMUM         MAXIMUM        REGISTRATION
                     (1)           OFFERING PRICE  AGGREGATE      FEE (2)
                                   PER SHARE (2)   OFFERING
                                                   PRICE (2)
- --------------------------------------------------------------------------------
COMMON STOCK,
$1.5625 PAR VALUE    5,511,708     $78.6875        $433,702,523.25  $149,552.59
(3)                  SHARES
================================================================================
(1)PURSUANT TO RULE 416(A) OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN ADDITIONAL INDETERMINATE NUMBER OF SHARES WHICH BY REASON OF CERTAIN EVENTS SPECIFIED IN THE PLAN MAY BECOME SUBJECT TO THE
   PLAN.

(2)PURSUANT TO RULE 457(H), THE MAXIMUM OFFERING PRICE WAS CALCULATED TO BE $78.6875 UPON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK REPORTED ON THE CONSOLIDATED REPORTING SYSTEM AS OF JULY 29, 1996, AS REPRINTED IN THE WALL STREET JOURNAL, WESTERN EDITION.

(3)EACH SHARE OF COMMON STOCK REGISTERED PURSUANT TO THIS REGISTRATION STATEMENT INCLUDES A PREFERRED SHARE PURCHASE RIGHT.

===============================================================================

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

    Pursuant to General Instruction E to Form S-8, the contents of BankAmerica Corporation's Registration Statement on Form S-8 (File No. 33-50124) as filed with the Securities and Exchange Commission on July 29, 1992 are incorporated herein by reference, except as the same may be modified by the information set forth herein. This Registration Statement is being filed to register an additional 5,511,708 shares of BankAmerica Corporation Common Stock that became available in 1996 under the terms of the BankAmerica Corporation 1992 Management Stock Plan for grants and awards under the Plan.


Item 8.  Exhibits.
         --------

Exhibit
Number          Exhibit Description
- -------         -------------------

   5            Opinion of Counsel

 23.1           Consent of Independent Auditors, Ernst & Young LLP

 23.2           Consent of Michael J. Halloran, Counsel (included in Exhibit 5)

 24             Powers of Attorney

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and the State of California, on this 5th day of August, 1996.

                                         BANKAMERICA CORPORATION
                                              (Registrant)


                              By:  /s/ JAMES S. WESTFALL
                                   -----------------------------------------
                                   (James S. Westfall, Senior Vice President
                                    and Assistant Treasurer)

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on this 5th day of August, 1996 by the following persons in the capacities indicated.

Signature                                      Title
- ---------                                      -----

PRINCIPAL EXECUTIVE OFFICER:

*David A. Coulter                     Chairman of the Board and Chief
                                           Executive Officer

PRINCIPAL FINANCIAL OFFICER:

*Michael E. O'Neill                      Vice Chairman and
                                     Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*James H. Williams                    Executive Vice President and
                                       Chief Accounting Officer

DIRECTORS:

(A MAJORITY OF THE MEMBERS OF
THE BOARD OF DIRECTORS:)
      *JOSEPH F. ALIBRANDI                   Director
         *JILL E. BARAD                      Director
        *PETER B. BEDFORD                    Director
       *ANDREW F. BRIMMER                    Director
       *RICHARD A.CLARKE                     Director
        *DAVID A. COULTER                    Director
         *TIMM F. CRULL                      Director
       *KATHLEEN FELDSTEIN                   Director
        *DONALD E. GUINN                     Director
       *FRANK L. HOPE, JR.                   Director
     *IGNACIO E. LOZANO, JR.                 Director
        *WALTER E. MASSEY                    Director
        *JOHN M. RICHMAN                     Director
      *RICHARD M. ROSENBERG                  Director
       *A. MICHAEL SPENCE                    Director
      *SOLOMON D. TRUJILLO                   Director


*By:  /s/ WILLIE C. BOGAN
      ----------------------------------
      (Willie C. Bogan, Attorney-in-Fact)

Dated: August 5, 1996

                                INDEX TO EXHIBITS

Exhibit
Number          Exhibit Description
- -------         -------------------

   5            Opinion of Counsel

 23.1           Consent of Independent Auditors, Ernst & Young LLP

 23.2           Consent of Michael J. Halloran, Counsel (included in Exhibit 5)

 24             Powers of Attorney